EHIBIT 2.1






                            STOCK PURCHASE AGREEMENT





                            Dated as of June 17, 2003

                                  by and among




                      GATEWAY INTERNATIONAL HOLDINGS, INC.

                                       and

                               HANS B. THALLMAYER

                                       and

                                ALICE THALLMAYER


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                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

RECITALS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I
     SECTION 1.1     Transfer of Shares . . . . . . . . . . . . . . . .   2
     SECTION 1.2     Purchase Price
     SECTION 1.3     Closing
     SECTION 1.4     Articles of Incorporation and By-laws

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     SECTION 2.1     Organization and Qualification . . . . . . . . . .   3
     SECTION 2.2     Capitalization . . . . . . . . . . . . . . . . . .   4
     SECTION 2.3     Subsidiaries . . . . . . . . . . . . . . . . . . .   4
     SECTION 2.4     Authority; Non-Contravention; Approvals  . . . . .   5
     SECTION 2.5     Financial Statements . . . . . . . . . . . . . . .   6
     SECTION 2.6     Absence of Undisclosed Liabilities . . . . . . . .   6
     SECTION 2.7     Absence of Certain Changes or Events . . . . . . .   6
     SECTION 2.8     Litigation . . . . . . . . . . . . . . . . . . . .   6
     SECTION 2.9     Compliance with Laws; Permits  . . . . . . . . . .   7
     SECTION 2.10    Agreements; Contracts and Commitments  . . . . . .   7
     SECTION 2.11    Tax Matters  . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.12    Employment . . . . . . . . . . . . . . . . . . . .  11
     SECTION 2.13    Investment Company Act . . . . . . . . . . . . . .  11
     SECTION 2.14    Labor Controversies    . . . . . . . . . . . . . .  12
     SECTION 2.15    Environmental Matters  . . . . . . . . . . . . . .  12
     SECTION 2.16    Interested Party Transactions  . . . . . . . . . .  12
     SECTION 2.17    Insurance  . . . . . . . . . . . . . . . . . . . .  13
     SECTION 2.18    Intellectual Property Rights . . . . . . . . . . .  13
     SECTION 2.19    Books and Records  . . . . . . . . . . . . . . . .  14
     SECTION 2.20    Title To and Condition of Properties . . . . . . .  14
     SECTION 2.21    Representations Complete . . . . . . . . . . . . .  15

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . . . . . .  15
   SECTION   3.1     Organization and Qualification . . . . . . . . . .  15
   SECTION   3.2     Capitalization . . . . . . . . . . . . . . . . . .  16
   SECTION   3.3     Authority; Non-Contravention; Approvals  . . . . .  16
   SECTION   3.4     Financial Statements . . . . . . . . . . . . . . .  17
   SECTION   3.5     Reports  . . . . . . . . . . . . . . . . . . . . .  17
   SECTION   3.6     Absence of Certain Changes or Events . . . . . . .  17
   SECTION   3.7     Litigation . . . . . . . . . . . . . . . . . . . .  17
   SECTION   3.8     Compliance with Laws . . . . . . . . . . . . . . .  17

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ARTICLE IV
ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SECTION   4.1     Expenses . . . . . . . . . . . . . . . . . . . . .  19
   SECTION   4.2     Public Statements  . . . . . . . . . . . . . . . .  19
   SECTION   4.3     Shareholder Indemnification  . . . . . . . . . . .  19

ARTICLE V
CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   SECTION   5.1     Conditions to Each Party's Obligation
                      to Effect the Transaction . . . . . . . . . . . .  21
   SECTION   5.2     Conditions to Obligation of the Shareholder
                      to Effect the Transaction . . . . . . . . . . . .  21
   SECTION   5.3     Conditions to Obligation of the Buyer
                           to Effect the Transaction  . . . . . . . . .  22

ARTICLE VI
GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   SECTION   6.1     Survival of Representations and Warranties . . . .  24
   SECTION   6.2     Brokers  . . . . . . . . . . . . . . . . . . . . .  24
   SECTION   6.3     Notices  . . . . . . . . . . . . . . . . . . . . .  25
   SECTION   6.4     Interpretation . . . . . . . . . . . . . . . . . .  25
   SECTION   6.5     Miscellaneous  . . . . . . . . . . . . . . . . . .  25
   SECTION   6.6     Counterparts . . . . . . . . . . . . . . . . . . .  26
   SECTION   6.7     Parties in Interest  . . . . . . . . . . . . . . .  26

EXHIBITS
     A...         Promissory Note . . . . . . . . . . . . . . . . . . .  A-1
     B...         Form of Pledge Agreement  . . . . . . . . . . . . . .  B-1
     C...         Employment agreement  . . . . . . . . . . . . . . . .  C-1
                      Erich Thallmayer
                      Hans B. Thallmayer

SCHEDULES
   Schedule 3.7 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1



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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of June 17, 2003 (this "Agreement") is entered into by and among Gateway International Holdings, Inc., a Nevada corporation (the "Buyer"), and Hans B. Thallmayer and Alice Thallmayer (each a "Shareholder" and collectively, the "Shareholders").

                                 R E C I T A L S

         WHEREAS, the Buyer and the Shareholders are parties to a letter of intent dated December 16, 2002 (the "Letter of Intent"), which contemplates, among other things, the purchase by the Buyer from the Shareholders of all of the issued and outstanding capital stock of Eran Engineering, Inc., a California corporation (the "Company")(the "Transaction"), for an aggregate purchase price of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the "Purchase Price");

         WHEREAS, the Board of Directors of Buyer has approved the Transaction pursuant to this Agreement and any other transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Shareholders currently own One Hundred Percent (100%) of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

         NOW,   THEREFORE,   in   consideration   of  the   promises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF STOCK

SECTION 1.1 TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, the Shareholders agrees to sell and deliver to the Buyer, and the Buyer agrees to purchase from the Shareholders, good and marketable title to the Shares, free and clear of all claims, liens, pledges, security interests and similar encumbrances or restrictions on transfer. At the Closing, as defined in
Section 1.3 below, each of the Shareholders shall deliver to the Buyer one or more stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers in proper form for transfer. The Company shall continue as a wholly-owned subsidiary of the Buyer.

SECTION 1.2 PURCHASE PRICE. As full and complete consideration for the Shares, the Buyer shall deliver to the Shareholders at the Closing (as defined in Section 1.3 below) the Purchase Price as follows: (i) cash, by wire transfer of immediately available funds or by certified or cashier's check, in the amount of $650,000, and (ii) a Promissory Note in the principal amount of $600,000, in the form of the attached Exhibit A. The Promissory Note shall be payable in three
(3) equal annual installments of $200,000 together with accrued interest thereon at the rate of six percent (6%) simple interest per year. The Promissory Note shall be secured by the Buyer's obligation to issue to the Shareholders upon written notice of a default under the Promissory Note a number of shares of the

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

Buyer's common stock, $.001 par value per share, with a fair market value equal to the amount of the defaulted payment, or the then current outstanding balance (the "Default Shares"), at the Shareholders' option. The Company's obligation to issue the Default Shares shall be secured by pledges executed by Mr. Consolvi, in the form of the attached Exhibit B.

SECTION 1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 30, 2003, at 10:00 a.m. at the offices of Ticor Title at 12062 Valleyview St., Suite 101, Garden Grove, California 92843, or at such other time and place as the Buyer and the Shareholders shall agree in writing (the date of the Closing is hereinafter referred to as the "Closing Date").


                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         The Shareholders, jointly and severally, represent and warrant to the Buyer as of the Closing Date as follows:

SECTION 2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of the Company's Articles of Incorporation and By-laws, including all amendments thereto, have heretofore been delivered to the Buyer.

SECTION 2.2  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 500,000 shares of common stock of the Company, no par value (the "the Company Common Stock"). As of the date hereof, there were 50,000 shares of the Company Common Stock issued and outstanding. All of the issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights and were issued in compliance with federal and applicable state securities laws. All of the issued and outstanding shares of the Company Common Stock held by the Shareholders in the amounts set forth on Schedule 2.2, are owned free and clear of all liens, claims, security interests, pledges and other encumbrances or restrictions on transfer.


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

         (b) As of the date hereof and except as set forth on Schedule 2.2 attached hereto, there are no outstanding subscriptions, options, calls, contracts, agreements, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, the Buyer or enter into any such agreement or commitment, except for this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, stock participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, other agreements or understandings to which the Company, any subsidiary of the Company or the Shareholder is a party or is bound with respect to the voting of any shares of capital stock of the Company.

SECTION 2.3 SUBSIDIARIES. The Company has no subsidiaries except those as set forth on Schedule 2.3 attached hereto.

SECTION 2.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) The Shareholders have the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Shareholders of the transactions contemplated hereby, have been duly authorized and approved by the Shareholders and no other legal proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Shareholders and, assuming the due authorization, execution and delivery hereof by the Buyer, constitutes a valid and binding agreement of each of the Shareholders, enforceable against each such Shareholder, in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Shareholders does not, and the consummation by the Shareholders of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or either Shareholder under any of the terms, conditions or provisions of (i) the Articles of Incorporation or by-laws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or either Shareholder or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or either Shareholder is now a party or by which the Company or either Shareholder or any of their respective properties or assets may be bound or affected.


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

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, including the probate court, is necessary for the execution, delivery or performance of this Agreement by the Shareholders or the consummation by the Shareholders of the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or either Shareholder is a party, or to which any of them or any of their properties or assets are subject, is required for the execution, delivery or performance of this Agreement.

SECTION 2.5 FINANCIAL STATEMENTS. The Company shall deliver to the Buyer copies of its financial statements for the fiscal years ending December 31, 2002, 2001 and 2000 (the "Company Financial Statements"). The Company Financial Statements have been prepared on a consistent basis and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the periods then ended.

SECTION 2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as expressly disclosed and described in the Company Financial Statements, neither the Company nor any of its subsidiaries had at December 31, 2002, or has incurred since that date, any liability, indebtedness, expense, claim, deficiency, guarantee or obligation of any type (whether absolute, accrued, contingent, matured, un-matured or otherwise) or of any nature, except (i) liabilities, obligations or contingencies which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, and (ii) liabilities or obligations incurred in the ordinary course of business which, in the aggregate, do not exceed $10,000.

SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. From December 31, 2002 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Company, taken as a whole.

SECTION 2.8 LITIGATION. There are no claims, suits, actions, proceedings or investigations pending or, to the knowledge of the Shareholders, threatened against, relating to or affecting the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, and there is no basis known to either Shareholder for any of the foregoing, except as disclosed on Schedule 2.8 attached hereto. Neither the Company nor either Shareholder is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company.

SECTION 2.9 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of, nor has it been given notice of or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority. As of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority

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

is pending or, to the knowledge of the Shareholders, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. The Company holds all permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business.

SECTION 2.10 AGREEMENTS, CONTRACTS AND COMMITMENTS.

         (a) Except for the agreements listed on Schedule 2.10 attached hereto (true and correct copies of which have been delivered to the Buyer), the Company is not a party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii)  any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property with fixed annual rental payments in excess of $10,000;

                  (v) any agreement, contract, commitment or grant containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 either individually or in the aggregate;

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (viii) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money, the extension of credit or placing of liens on any assets of the Company;
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

                  (ix) any guaranty of any obligation for borrowed money or otherwise;

                  (x) any purchase order or contract for the purchase of materials involving in excess of $10,000 either individually or in the aggregate;

                  (xi)   any   dealer,  distribution,   joint   marketing   or
         development agreement;

                  (xii)  any   sales    representative,    original    equipment
         manufacturer,   value  added,   remarketing  or  other   agreement  for
         distribution of the Company's products or services;

                  (xiii) any collective bargaining  agreement  or contract  with any labor union;

                  (xiv) any bonus, pension, profit sharing, retirement or other form of deferred compensation plan;

                  (xv)   any medical insurance or similar plan; or

                  (xvi) any other agreement, contract, commitment or grant pursuant to which the obligations of any party thereto is in excess of $10,000.

         (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, grant, covenant, instrument, lease, license or commitment to which the Company is a party or by which its assets are bound (collectively, a "Contract"), nor is either Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder for such Contracts to remain in effect without modification or termination after the Closing. Following the Closing Date, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.





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

SECTION 2.11 TAX MATTERS.

         (a) Definition of Taxes. For the purposes of this Agreement,  "Tax" or,
             -------------------
collectively, "Taxes" means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Tax Returns and Audits.
             ----------------------

                  (i) The Company has prepared and timely filed (or have properly filed the extensions for) all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company, its subsidiaries or operations thereof and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) The Company (A) has paid all Taxes it is required to pay and has withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) has accrued on the Company Financial Statements all Taxes attributable to the periods covered by the Company Financial Statements and has not incurred any liability for Taxes for the period prior to the Closing Date other than in the ordinary course of business.

                  (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company by the Internal Revenue Service (the "IRS") or any other governmental taxing authority, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof.



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

                  (vi) The Company has made available to the Buyer or its legal counsel, copies of all federal and state income and all state sales and use Returns for the Company filed for the past five (5) years.

                  (vii) There are (and immediately following the Closing Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (viii) Neither Shareholder has any knowledge of any basis for the assertion of any claim relating or attributable to Taxes, which if adversely determined, would result in any Lien on the assets of the Company.

                  (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (x) There is no any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or its subsidiaries as an expense under applicable law.

                  (xi) The  Company has not filed any  consent  agreement  under
         Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in
         Section   341(f)(4)   of  the  Code)   owned  by  the  Company  or  its
         subsidiaries.

                  (xii) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.


SECTION 2.12 EMPLOYMENT.

         (a) Except as set forth in Schedule 2.12(a) attached hereto, at the date hereof, the Company does not maintain, contribute to or have any liability under any employee benefit plans, programs, arrangements or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation or retirement plans or arrangements, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). The Company does not have any obligation to create any such plan.

         (b) With respect to each plan listed in Schedule 2.12 (a): (i) the Company has performed in all material respects all obligations required to be performed by it under each such plan and each such plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, rules and regulations, including but not limited to the Code and ERISA; (ii) there are no actions, suits or claims pending or, to the knowledge of either Shareholder, threatened (other than routine claims for benefits) against any such plan; (iii) each such plan can be amended or terminated after the Closing Date in accordance with its terms, without liability to the Company; and (iv) there are no inquiries or proceedings pending or, to the knowledge of either Shareholder, threatened by the IRS or the Department of Labor with respect to any such plan.

         (c) Schedule 2.12 (c) attached hereto contains a complete and accurate list of the employees for the Company, including job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership, severance pay, insurance, medical, welfare or vacation plan. No employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any other person or entity that in any way adversely affects or will affect (i) the performance of his or her duties as an employee of the Company, or (ii) the ability of the Company to conduct its business. Neither the Company nor the Shareholders have received verbal or written notice that any of the employees listed in Schedule 2.12(c) will not continue their employment relationship with the Company after the Closing Date. All employees of the Company are terminable at will by the Company.

SECTION 2.13 LABOR CONTROVERSIES. There are no significant controversies pending or, to the knowledge of either Shareholder, threatened between the Company and its employees. There are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, and the payment of social security and similar taxes, and no person has asserted that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

SECTION 2.14 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 2.14 attached hereto, the Company (i) has obtained all applicable permits, licenses and other authorizations which are required under federal, state or local laws relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company (or its agents); (ii) is in full compliance with, and not in violation of, any terms and conditions of any required permits, licenses and authorizations, and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has it received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any Environmental Law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's (or any agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; (iv) has taken all actions necessary under applicable requirements of Environmental Laws, rules or regulations to register any products or materials required to be registered by the Company (or its agents) thereunder; and (v) has not transported, stored, used, manufactured, released, disposed of or handled any hazardous substance or any product containing a hazardous substance in violation of any Environmental Law.

SECTION 2.15 INTERESTED PARTY TRANSACTIONS. The Company is not a party to any oral or written (a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such person, (b) agreement with any executive officer or other key employee of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Agreement or (c) agreement with respect to any executive officer or other key employee of the Company providing any term of employment or compensation guarantee. The Company is not a party to any agreement, contract, lease, license, arrangement, or other understanding with either Shareholder or any employee of the Company (except employment agreements disclosed on Schedule 2.12(c)), any relative or affiliate of either Shareholder or any employee of the Company, or any other partnership or enterprise in which either such Shareholder or any employee of the Company, or any such relative or affiliate thereof, had or now has a 5% or greater ownership interest, or other substantial interest, other than contracts or agreements listed and so specified in Schedule 2.15.

SECTION 2.16 INSURANCE. Schedule 2.16 attached hereto lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. All insurance policies listed are in full force and effect. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and there is no retroactive premium adjustment obligation of any kind, and is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither Shareholder has any knowledge of any threatened termination of, or premium increase with respect to, any of such policies.


SECTION 2.17      INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 2.17 attached hereto lists all of the Company's federal, state and foreign patents, inventions and discoveries that may be patentable, copyrights, trade names, trademarks, service marks and all pending applications for any patents or other intellectual property rights or in which the Company has any interest whatsoever and all other trade secrets, know-how, confidential information, customer lists, software, technical information, data, plans, drawings and blueprints and intellectual property rights, whether or not registered, created or used by or on behalf of the Company, in each case relating to its business (collectively, "the Company Intellectual Property Rights").

         (b) No person has a right to receive a royalty or similar payment in respect of any the Company Intellectual Property Rights. The Company does not have any licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Company Intellectual Property Rights, except as set forth in Schedule 2.17.

         (c) The Company Intellectual Property Rights are all those necessary for the operation of the business of the Company as it is currently conducted. The Company is the owner of all right, title, and interest in and to the Company Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use without payment to a third party all of the Company Intellectual Property Rights. All employees of the Company that work with or have access to the Company
Intellectual Property Rights have signed nondisclosure agreements and intellectual property agreements.

         (d) None of the Company Intellectual Property Rights is involved in any pending or threatened litigation, nor has been the subject of any interference, opposition or cancellation proceedings. The Company has not received any notice of invalidity or infringement of any rights of others with respect to the Company Intellectual Property Rights. The Company has taken all reasonable and prudent steps to protect the Company Intellectual Property Rights from infringement by any other firm, corporation, entity or person. The use of the Company Intellectual Property Rights by the Company is not infringing upon or otherwise violating the rights of any third party in or to such the Company Intellectual Property Rights, nor has any such infringement been alleged by any third party. All of the Company Intellectual Property Rights are valid and enforceable rights of the Company or a subsidiary and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. To the knowledge of either Shareholder, there is no infringement by any third party of the Company Intellectual Property Rights.

SECTION 2.18 BOOKS AND RECORDS. The books of account, minute books, stock record ledgers and other records of the Company, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors and committees of the Board of Directors of the Company and no meeting of the Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

SECTION 2.19 TITLE TO AND CONDITION OF PROPERTIES.

         (a) The Company owns good and marketable title to the properties and assets reflected on the Company Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, and (ii) assets disposed of since December 31, 2002, in the ordinary course of business.

         (b) (i) the Company does not own any real estate; (ii) the properties subject to the real property leases described in Schedule 2.19 attached hereto constitute all of the real estate used or occupied by the Company (the "the Company Real Estate"), and (iii) the Company Real Estate has access, sufficient for the conduct of the Company's business, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company.

         (c) The real property leases described in Schedule 2.19 are in full force and effect, and the Company has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to the Buyer complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to the Buyer. The Company is not in default, and no circumstances exist which could result in such default, under any of such leases, nor, to the knowledge of either Shareholder, is any other party to any of such leases in default.

         (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. A complete list of all items of machinery and equipment used in the business of the Company is included in Schedule 2.19. The Company owns or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business. The Company has delivered to the Buyer complete and accurate copies of all equipment leases and such leases are listed in Schedule 2.19. None of such equipment leases has been modified in any respect, except to the extent that the copies disclose such modifications delivered to the Buyer. The Company is not in default, and no circumstances exist which could result in such default, under any of such equipment leases, nor, to the knowledge of the Shareholder, is any other party to any of such equipment leases in default.

         (e) The Company is not in any material respect in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company.

SECTION 2.20 REPRESENTATIONS COMPLETE. None of the representations or warranties nor any statement made by either Shareholder in this Agreement or any Schedule or certificate furnished by the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Shareholders as of the Closing Date as follows:

SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Buyer is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of the Buyer's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of 100,000,000 shares of the Buyer Common Stock and 10,000,000 shares of preferred stock, $0.01 par value per share ("The Buyer Preferred Stock"). As of June 4, 2003, there were 19,451,000 shares of the Buyer Common Stock issued and outstanding and no shares of the Buyer Preferred Stock outstanding, as set forth on Schedule 3.2(a) hereto. All of the issued and outstanding shares of the Buyer Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

SECTION 3.3  AUTHORITY, NON-CONTRAVENTION, APPROVALS.

         (a) The Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized by the Buyer's Board of Directors and no other corporate proceedings on the part of the Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery hereof by the
Shareholders, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer under any of the terms, conditions or provisions of (i) the charter or by-laws of the Buyer, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Buyer or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Buyer is now a party or by which the Buyer or any of its properties or assets may be bound or affected.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby.

SECTION 3.4 FINANCIAL STATEMENTS. The Buyer has previously delivered to the Company copies of its Form 10-KSB for the fiscal year ending September 30, 2002 and Form 10-QSB for the quarter ended December 31, 2002 (the "The Buyer Financial Statements"). The Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly and accurately present the consolidated financial position of the Buyer and its subsidiaries as of the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended.

SECTION 3.5 REPORTS. Except for its Form 10-QSB for the quarter ended March 31, 2003, since December 31, 2002, the Buyer has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and Commission rules and regulations promulgated thereunder, and all such forms, reports and documents, as amended, filed with the Commission have complied in all material respects with all applicable provisions of the federal securities laws and the Commission rules and regulations promulgated thereunder.

SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. From December 31, 2002 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Buyer and its subsidiaries, taken as a whole.

SECTION 3.7 LITIGATION. There are no claims, suits, actions, proceedings or investigations pending or, to the knowledge of the Buyer, threatened against, relating to or affecting the Buyer or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, except as disclosed on Schedule 3.7 attached hereto. Neither the Buyer nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Buyer and its subsidiaries.

SECTION 3.8 COMPLIANCE WITH LAWS. Neither the Buyer nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Buyer and its subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of the Buyer, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

SECTION 4.1 EXPENSES. Except as set forth in Section 4.3, all costs and expenses incurred in connection with this Agreement and the party incurring such expenses shall pay the transactions contemplated hereby, whether or not such transactions are consummated.

SECTION 4.2 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

SECTION 4.3 SHAREHOLDER INDEMNIFICATION. Following the Closing, the Shareholders agree to jointly and severally protect, defend, indemnify and hold the Buyer and the Company harmless with respect to any and all claims, demands, suits, actions, administrative proceedings, losses, damages, obligations, liabilities, costs and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which arise as a result of or are related to (i) any active or passive act, omission, occurrence, event or condition that occurred prior to the Closing in connection with (a) the ownership of the Company's capital stock;
(b) the Company's compliance with federal, state or local laws, regulations or orders; (c) any environmental or hazardous material claim, personnel claim or product liability claim relating to the Company; (d) any dispute or controversy between the Company's customers and other parties, or (ii) any material misrepresentation or breach of any of the representations, covenants or warranties of the Shareholder contained herein; or any material misstatements or failure to state a material fact required to be stated with respect to the information provided by the Shareholders for inclusion in any filing to be made with the Commission, provided that the Buyer complies with the following indemnification procedure:

                  (i) The Buyer shall, as soon as practicable (but in any event within sixty (60) days) after it learns of a claim for indemnification under this Section 4.3, give written notice to the Shareholders of its claim for indemnification, which notice shall set forth the amount involved in the claim for indemnification and contain a reasonably thorough description of the facts constituting the basis of such claim;

                  (ii) The Shareholders shall have a period of thirty (30) days from the receipt of the notice referred to above to respond to the indemnity claim to the satisfaction of the Buyer. During such 30-day period, the Buyer, on the one hand, and the Shareholders, on the other hand, shall use their respective best efforts to attempt in good faith to agree upon a mutually acceptable resolution as to their respective rights with respect to any such claim for indemnification, in which case the parties shall promptly prepare and sign a memorandum setting forth such agreement;

                  (iii) In the event that no agreement is reached during the 30-day period specified in subsection 4.3(a)(ii) above, then the Shareholders shall be jointly and severally obligated to pay such claim. The Buyer may elect to pay such claim and the Shareholders shall be jointly and severally obligated to reimburse the Buyer the amount thereof.

                  (iv) The Buyer shall not settle or compromise any such claim without the prior written consent of the Shareholders unless suit shall have been instituted against the Buyer and the Shareholders shall have failed, after reasonable notice of institution of the suit, to take control of such suit on behalf of the Buyer. If the Shareholders admit in writing that they will be liable to the Buyer with respect to the full amount and as to all material elements of a third party claim alleging damages should the third party prevail in such suit, then the Shareholders shall have the right to assume full control of the defense of such claim, and the Buyer shall be entitled to participate in the defense of such claim only with the consent of the Shareholders.

                  (v) The Buyer shall be entitled to recover all costs, fees (including attorneys' fees), expenses and other damages to enforce against the Shareholders its indemnification rights under this Section 4.3.


SECTION 4.4 DELIVERY OF FINANCIAL STATEMENTS. Within fifteen (15) days following the Closing Date, the Shareholders shall cause the Company to deliver to the Buyer (i) a balance sheet dated as of June 30, 2003 (the "Current Balance Sheet") and (ii) an income statement for the period from January 1, 2003 to the date of the Current Balance Sheet.

                                    ARTICLE V
                                   CONDITIONS

SECTION 5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION. The respective obligations of each party to effect the Transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the Board of Directors of the Buyer;

         (b) No preliminary or permanent injunction or other order or decree by any federal or state court or other legal restraint or prohibition which prevents the consummation of the Transaction shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (c) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Transaction; and

         (d) All governmental consents, orders and approvals legally required for the consummation of the Transaction and any other transaction contemplated hereby shall have been obtained and be in effect at the Closing Date, and all other third party consents, orders and approvals legally required for the consummation of the Transaction and any other transaction contemplated hereby shall have been obtained or become final orders.

SECTION 5.2 CONDITIONS TO OBLIGATION OF THE SHAREHOLDERS TO EFFECT THE TRANSACTION. Unless waived by the Shareholders in writing, the obligation of the Shareholders to effect the Transaction shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) The Shareholders shall have received a certificate from the Nevada Secretary of State as to the good standing of the Buyer, as of a date within five (5) days of the Closing Date;

         (b) The Shareholders shall have received certified copies of the resolutions or consents of the Board of Directors of the Buyer approving the Transaction, this Agreement, and the other documents and transactions contemplated hereby all in form and substance reasonably satisfactory to the Shareholders;

         (c) The Shareholders shall have received a certificate of the corporate secretary of the Buyer certifying the name, title and true signature of each officer of the Buyer executing this Agreement and any of the other documents and certificates to be delivered pursuant to or in connection with this Agreement;

         (d) The Buyer shall have performed in all material respects its obligations and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Shareholders shall have received a certificate of the Chief Executive Officer of the Buyer, to that effect; and

         (e) The Buyer shall have obtained all consents and approvals from third parties as are required for it to consummate the Transaction and execute this Agreement and the documents and transactions contemplated hereby.

SECTION 5.3 CONDITIONS TO OBLIGATION OF THE BUYER TO EFFECT THE TRANSACTION. Unless waived by the Buyer in writing, the obligation of the Buyer to effect the Transaction shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

         (a) The Buyer shall have received a certificate from the California Secretary of State as to the good standing of the Company, as of a date within five (5) days of the Closing Date;

         (b) The Buyer shall have received a certificate of the corporate secretary of the Company certifying the Articles of Incorporation and By-laws of the Company;

         (c) The Company shall have obtained all consents and approvals from third parties as are required for it to consummate the Transaction and execute this Agreement and the documents and transactions contemplated hereby;

         (d) Erich  Thallmayer  and Hans  Thallmayer  shall have entered into an
employment  and  non-competition   agreement,   in  each  case  with  the  Buyer
substantially in the forms attached hereto as Exhibits "C";

         (e) The Shareholders shall have performed in all material respects its obligations and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Buyer shall have received a certificate from the Shareholders to that effect; and

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholder shall terminate at the end of one year after the Closing Date with the exception of those representations and warranties contained in Sections 2.2 and 2.11, which will terminate at the end of three years after the Closing Date.

SECTION 6.2  BROKERS.

         (a) Except as set forth in Schedule 6.2(a) attached hereto, the Shareholders represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholders.

         (b) Except as set forth in Schedule 6.2(b) attached hereto, the Buyer represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

SECTION 6.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) If to the Buyer:              Gateway International Holdings, Inc.
                                           3840 E. Eagle Drive
                                           Anaheim, CA  92807
                                           Attention:  Larry Consolvi

         with a copy to:                   Mark R. Ziebell, Esq.
                                           Falk, Shaff & Ziebell, LLP
                                           18881 Von Karman Avenue, Suite 1400
                                           Irvine, California 92612


         (b) If to the Shareholders:       Hans B. Thallmayer
                                           31012 Paseo Valencia
                                           San Juan Capistrano, CA 92675

                                           Alice Thallmayer
                                           18082 Beneta Way
                                           Tustin, CA 92780
         with a copy to:                   Steven L Shadwick
                                           Miller Giangrande
                                           601 S. Valencia Avenue, Suite 200
                                           Brea, California 92823


SECTION 6.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION  6.5 MISCELLANEOUS.    This  Agreement   (including  the  documents  and
instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of law.

SECTION  6.6 COUNTERPARTS.   This  Agreement  may be  executed  in  two or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 6.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 6.6 OPPORTUNITY TO CONSULT ADVISORS. ALL OF THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN ADVISED TO SEEK, AND HAVE BEEN AFFORDED SUFFICIENT OPPORTUNITY TO SEEK, LEGAL, TAX AND ACCOUNTING ADVICE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SHAREHOLDERS ACKNOWLEDGE AND AGREE THAT THEY ARE RELYING ON THEIR OWN INDEPENDENT
INVESTIGATION, AND NOT THE ADVICE OF BUYER, NOR ANY OF ITS AGENTS OR REPRESENTATIVES, IN DETERMINING WHETHER TO ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the Buyer and the Shareholders have caused this Stock Purchase Agreement to be signed by their respective duly authorized representatives as of the date first written above.


GATEWAY INTERNATIONAL HOLDINGS, INC.


By:       /s/ Lawrence Consalvi
         --------------------------------------------
Name:    Lawrence Consalvi
Title:   Chief Executive Officer



SHAREHOLDERS

/s/ Hans B. Thallmayer
-----------------------------------------------------
Hans B. Thallmayer/




/s/ Alice Thallmayer
-----------------------------------------------------
Alice Thallmayer

                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE
                                 ---------------


$600,000
Santa Ana, California                                              June 30, 2003


         FOR VALUE RECEIVED, the undersigned, Gateway International Holdings, Inc. ("Maker") unconditionally promises to pay to Hans B. Thallmayer and Alice Thallmayer ("Holder"), at addresses reflected in Section 6.3, the sum of Six Hundred Thousand Dollars ($600,000.00), with interest at the annual rate of six percent (6%). All accrued interest and principal shall be due and payable in three (3) annual payments of Two Hundred Thousand Dollars ($200,000.00) each, together with interest accrued on the unpaid principal balance thereof in accordance with this note, due on or before June 30, 2004, June 30, 2005, and June 30, 2006 (each, a "Due Date"), respectively, upon any sale or other transfer of the real property securing the performance of Maker's obligations under this note to any entity or person not affiliated with the Maker, or upon any default by Maker of any obligations the performance of which are secured in whole or part by such real property.

         In the event that Maker shall fail to make any payment required hereunder within ten (10) days following its applicable Due Date, then, an event of default shall have occurred under this Note. The Holder, upon deliver to Maker of written notice of such event of default may demand Maker to issue a number of shares of its common stock, $.001 par value per share ("Common Stock"), with a fair market value equal to the amount of the defaulted payment, or may declare the entire Note due and payable and demand Maker to issue a number of shares of Common Stock equal to the then current outstanding balance of the Note plus accrued interest. Fair market value of the Common Stock shall be based upon the closing price of the Marker's Common Stock on the date the notice of default is delivered to the Maker.

         Maker hereby waives presentment, diligence, protest and demand, notice of protest, dishonor and notice of non-payment and all other notices of a similar nature. This note: (a) is binding on Maker and Maker's representatives, successors and assigns; (b) may not be changed orally, but only by an agreement in writing signed by Maker and Holder; and (c) shall be governed by and interpreted in accordance with California law. If action is taken to enforce this note or if an attorney is employed or expenses are incurred to compel payment of any portion of the indebtedness evidenced by this note, including, without limitation, appellate, bankruptcy, or collection actions, the prevailing party shall be entitled to recover its attorneys' fees, costs and expenses incurred as a result thereof.



                                   EXHIBIT "A"
                                   -----------
                                       A-1

         The performance of Maker's obligation to issue the Default Shares is secured by Mr. Larry Consolvi's pledge of shares of Maker Common Stock pursuant to that a Pledge Agreement of even date herewith.


                                            "MAKER"
                                             -----

                                            Gateway International Holdings, Inc.

                                            By:  /s/ Lawrence Consalvi
                                               ---------------------------------
                                                Lawrence Consalvi, C.E.O.

































                                   EXHIBIT "A"
                                   -----------
                                       A-2

                                    EXHIBIT B

                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is entered into on the 30th day of June, 2003 by and between Lawrence A. Consalvi ("Pledgor") and Hans B. Thallmayer and Alice Thallmayer (collectively the "Pledgees").

                                R E C I T A L S:
                                - - - - - - - -

         A. The Pledgees and Gateway International Holdings, Inc., a Nevada corporation ("Gateway") are parties to that certain Stock Purchase Agreement of even date herewith, pursuant to which Gateway had delivered to the Pledgees a Promissory Note in the principal amount of $600,000 (the "Note").

         B. Pursuant to the terms of the Note, in the event of a default in the payment of the Note, the Pledgees have the right to require Gateway to issue to them up to a number of shares of Gateway common stock (the "Common Stock") equal to the then outstanding balance under the Note (the "Stock Obligation").

         C. Pledgor is a controlling shareholder of Gateway, and its Chief Executive Officer and a director.

         D. To induce Pledgees to accept the Note, Pledgor has agreed to grant to the Pledgee a security interest in 4,285,716 shares (the "Shares") of Gateway Common Stock to secure Gateway's Stock Obligation under the Note.

         NOW, THEREFORE, the parties agree as follows:

         1.  Creation of Security  Interest.  Pledgor hereby  pledges and grants
             ------------------------------
to Pledgee a first priority security interest in the Shares, any securities issued under the circumstances set forth in Section 9 of this Agreement, and any proceeds of the foregoing (collectively referred to as the "Collateral").

         2.  Pledgor Representations  and Warranties.  Pledgor hereby represents
             ---------------------------------------
and warrants to Pledgees that (a) Pledgor owns the Shares free and clear of all liens, charges, options, encumbrances, rights or interests of others of any kind except those created by this Agreement, (b) that Pledgor has the absolute and unrestricted right, power, authority and capacity, without the consent of any other person, to pledge the Shares in accordance with the terms of this Agreement, (c) that the Pledgor will not assign, sell, transfer, pledge or hypothecate, or otherwise dispose of, or encumber or permit any lien on the Shares, without prior written notice to and consent of the Pledgees, and (d) that there are no restrictions on the voting of the Shares or transfer of the Shares, except as may be imposed by federal or state securities laws.

         3.  Purpose.   The security interest created by this Agreement  secures
             -------
only Gateway's performance of the Stock Obligation.


                                   EXHIBIT "B"
                                   -----------

         4.  Term of Pledge.  This Agreement shall  continue, and Pledgees shall
             --------------
retain possession of and its security interest in the Collateral, until (a) Pledgor's payment in full of all amounts due under or by virtue of the Note. Upon termination of the security interest granted herein, the Pledgees shall promptly deliver the Collateral to the Pledgor and execute and deliver any documents reasonably requested by the Pledgor in order to adequately evidence the termination of such security interest. During the term of this Agreement, the Pledgees shall safeguard the Collateral from theft or physical destruction.

         5.  Delivery of Certificates.  Concurrently  with the execution of this
             ------------------------
Agreement, Pledgor shall deliver or cause to be delivered to Pledgees the certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock assignment executed in blank, in form sufficient to permit Pledgee to vest good and marketable title in itself or in any third party. Upon the issuance of any securities under the circumstances specified in
Section 9 of this Agreement, Pledgor shall deliver the certificates or other instruments evidencing such securities to Pledgee in the same manner as the Shares.

         6.  Default.  The occurrence of the following  event shall constitute a
             -------
default under this Agreement:

                  (a) failure of Gateway to issue to the Pledgees shares of Gateway's common stock within five (5) days after receipt of written demand for such issuance delivered following Gateway's default under the Note, which default was not cured within the time required.

         7.  Pledgee's  Remedies.   Upon default  as  specified  in  Sectio n 6,
             -------------------
Pledgees may, at their option, exercise any one or more of the following rights:

                  (a) cause the Collateral to be transferred on the books of the issuer thereof to the name of Pledgees or any other person, persons, entity or entities designated by Pledgee;

                  (b)  vote the Collateral in accordance with Section 12;

                  (c) exercise its rights and remedies under the California Commercial Code as a secured creditor having a security interest in the Collateral, and in particular, sell all or any part of the Collateral at one or more public or private sales to be conducted in Orange County, California, on at least thirty (30) days' prior notice and otherwise in a commercially reasonable manner and upon reasonable terms and conditions, taking into account all the circumstances including any restrictions on subsequent transfers of the Collateral that may be necessary to ensure compliance with state or federal securities laws; and

                  (d) exercise any and all further rights or remedies of Pledgees under the California Commercial Code or other applicable law.








                                   EXHIBIT "B"
                                   -----------

         Pledgees shall not be required to make any demand upon or pursue or exhaust any of their rights or remedies against the Pledgor, or to pursue or exhaust any of its rights or remedies against any guarantor. Pledgees shall not be required to marshall the Collateral, and Pledgor hereby waives, to the extent permitted by applicable law, any right to prior notice or judicial hearing in connection with Pledgees' possession or disposition of the Collateral and any right to prior notice of and hearing for any pre-judgment remedy. To the extent permitted by law, Pledgor hereby waives all requirements for the exercise of any of Pledgees' remedies other than those provided in this Agreement. Pledgees shall be entitled to enforce any of the remedies in this section successively or concurrently. The enforcement of any remedy provided in this section shall not prejudice the right of Pledgees to pursue any other or further remedy that they may have.

         Pledgor recognizes that Pledgees may desire to effect one or more private sales to avoid the delays and uncertainty surrounding the registration process. Pledgor therefore agrees that if, at any time when Pledgees shall determine to exercise their right to sell all or part of the Collateral pursuant to this Section 7, (i) the Collateral shall not be effectively registered under the Securities Act of 1933 as then in effect, and (ii) a public sale thereof shall not be exempt from such registration in the opinion of Pledgees' counsel, then Pledgees may, in their sole and absolute discretion, sell the Collateral by private sale in such manner and in such circumstances as they may deem reasonably necessary or advisable to effect such sale without such registration, and that such private sale shall be commercially reasonable. Without limiting the generality of the foregoing, in the event of any such private sale Pledgees may, in their sole and absolute discretion, (i) approach and negotiate with a single possible purchaser to effect such sale, and (ii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to a distribution or sale of such securities. In the event of any such private sale, the Pledgor hereby agrees that Pledgees shall incur no responsibility for selling all or part of the Collateral at a private sale, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         8.  Disposition of Proceeds of Sale of Collateral.  Pledgees may retain
             ---------------------------------------------
from the proceeds of any sale of the Collateral provided for in Section 7 an amount sufficient to pay any and all amounts due Pledgees under the Note or this Agreement, together with all costs and expenses of preparing for, promoting, conducting and closing the sale, including reasonable attorneys' fees. Pledgees shall then pay any balance of the proceeds to Pledgor, except as otherwise provided by law, subject to the rights of the holder of any then existing lien of which Pledgees has notice.

         9.  Reorganization;  Changes  in  or  Additions  to  Collateral;  Stock
             -------------------------------------------------------------------
Options. During the term of this Agreement any stock dividend, reclassification,
-------
readjustment, reorganization, merger, consolidation or other change in capital or corporate structure (including any distribution of securities) declared or made in or by the issuer of the Shares, and any substituted or additional securities issued with respect to the Collateral shall immediately be endorsed in blank by Pledgor and delivered to Pledgees or their designee to be held under the terms of this Agreement in the same manner as the Shares. If during the term of this Agreement (a) any warrants, options or other rights are issued with respect to the Collateral, or (b) any warrants, options or other rights to acquire common stock of the issuer are issued to Pledgor, then any securities acquired by Pledgor upon his exercise of such rights shall immediately be endorsed in blank and delivered to Pledgees or their designee to be held under the terms of this Agreement in the same manner as the Shares.


                                   EXHIBIT "B"
                                   -----------

         10. Estoppel  or  Waiver.  In addition to the  specific  provisions  of
             --------------------
Section 7, Pledgees shall have the right to exercise or to refrain from exercising any rights, powers or remedies under the Note or this Agreement successively or concurrently, and this shall not operate to estop or prevent Pledgees from exercising any further or additional right, power or remedy they may have. No act or failure to act on the part of Pledgees under this Agreement shall be deemed or construed to be a waiver of or an election with respect to any right, power or remedy Pledgees have under this Agreement or the Note, or that may otherwise be available to Pledgees.

         11. Further Cooperation. Pledgor agrees that upon reasonable request by
             -------------------
Pledgees, Pledgor will promptly execute and deliver any documents, including any stock assignments, and take all additional actions reasonably deemed necessary or desirable by Pledgee to effect the purposes of this Agreement.

         12. Voting  Rights.  So long as the  Pledgors  shall not be  in default
             --------------
under this Agreement, Pledgor shall retain the right to vote the Shares on all matters throughout the term of this Agreement, provided that Pledgor shall not vote in favor of any "reorganization" without Pledgees' prior written consent. Upon the occurrence of any default under this Agreement, Pledgees shall be entitled to vote the Collateral or to direct the manner in which it is voted, whether or not the Collateral has been transferred on the books of the issuer to Pledgees or their nominee.

         13. Security  Interest  Absolute.  All rights  of Pledgees and security
             ---------------------------
interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any term of, all or any of the Stock Obligation or any other amendment or waiver of or any consent to any departure from the Note or any related agreement;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for any and all of the Stock Obligation; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Stock Obligation or this Agreement.

         14. Dividend  Rights.   Upon  the  occurrence  of an event of  default,
             ----------------
Pledgees shall be entitled to receive all dividends in cash or property declared on the Shares.

         15. Severability.  If any provision of this  Agreement is determined to
             ------------
be invalid or unenforceable, all of its other provisions shall nevertheless remain in full force and effect.





                                   EXHIBIT "B"
                                   -----------

         16. Attorneys' Fees.  In the event that any party shall bring an action
             ---------------
or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         17. Notices.  All notices, requests and other  communications  required
             -------
or permitted under this Agreement shall be in writing and may be delivered personally, sent by first class mail, postage prepaid or by facsimile and addressed as follows:

             To Pledgor:          Lawrence A. Consalvi
                                  3840 E. Eagle Drive
                                  Anaheim, CA  92807
                                  Facsimile: (714) 630-3119

             To Pledgees:         Hans B. Thallmayer and Alice Thallmayer
                                  c/o Steven L. Shadwick
                                  Miller Giangrande
                                  601 S. Valencia Avenue, Suite 200
                                  Brea, California 92823
                                  Facsimile:
                                            --------------------


Any notice, request or other communication under this Agreement shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly three (3) business days after deposit in the United States mail. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this section.

         18. Binding Upon Successors.  This Agreement shall inure to the benefit
             ------------------------
of and be binding upon the successors and assigns of the parties.

         19. Entire Agreement.  T his  Agreement  constitutes the parties entire
             ----------------
understanding with respect to the subject matter hereof, and supersedes all prior and contemporaneous written and oral understandings and agreements.

         20. Captions.  The captions accompanying each section of this Agreement
             --------
are for convenience only and shall not be deemed part of the context of this Agreement.

         21. Governing  Law.  This Agreement shall be governed by and  construed
             --------------
in accordance with the laws of the State of California.





                                   EXHIBIT "B"
                                   -----------

         22. Counterparts.  This Agreement may be executed in two or more  fully
             ------------
or partially executed counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


"PLEDGOR"                               "PLEDGEES"


 /s/ Lawrence A. Consalvi                /s/ Hans B. Thallmayer
----------------------------------      ----------------------------------
Lawrence A. Consalvi                    Hans B. Thallmayer



                                         /s/ Alice Thallmayer
                                        ----------------------------------
                                        Alice Thallmayer





























                                   EXHIBIT "B"
                                   -----------
                                       B-6

                                    EXHIBIT C

                              EMPLOYMENT AGREEMENTS




                                Erich Thallmayer


                               Hans B. Thallmayer
































                                   EXHIBIT "C"
                                   -----------
                                       C-1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 1, 2003 (the "Effective Date") by and between Eran Engineering, Inc., a California corporation (the "Company") a wholly-owned subsidiary of Gateway International Holdings, Inc., a Nevada corporation and ERICH THALLMAYER (the "Executive"), under the following terms and conditions:


                                    RECITALS:

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which (i) the Company shall employ Executive, (ii) Executive shall render services to the Company, and (iii) the Company shall compensate Executive for such services;

         WHEREAS, in connection with the employment of Executive by the Company, the Company desires to restrict Executive's right to compete with the business of the Company; and

         WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer and the Executive desires to accept such employment.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT.

         The Company hereby employs Executive and Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

2.       TERM.

         2.1 The term of this Agreement (the "Term") shall be for a period commencing on the Effective Date of this Agreement and shall continue for a period of three (3) years from the date thereof, unless sooner terminated as provided in Section 6. This three (3) year period, as the same may be extended or terminated pursuant hereto, is hereinafter referred to as the "Term."

         2.2 For purposes of extending the term of the relationship between the Company and Executive, the parties agree to enter into good faith negotiations within sixty (60) days prior to the end of the Term. In the event that the parties are unable to reach an agreement by the end of the Term, this Agreement shall be automatically terminated one year from the Effective Date.

3.       COMPENSATION.

         3.1 For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of One Hundred Five Thousand Six Hundred Dollars ($105,600) per annum in equal installments (the "Base Salary") through the Company's normal payroll processing. The amount of the Base Salary may be increased at any time and from time to time by the approval of the Board. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

         3.2 In addition to the Base Salary, Executive shall be eligible for an incentive bonus ("Incentive Bonus"). The Incentive Bonus shall be based upon the criteria agreed upon between the Board or a Committee of the Board and the Executive, within 30 days of the Effective Date. The Incentive Bonus shall be paid, if earned, within 90 days after the Company's year-end operating results have been determined by the Company's accountants.

         3.3 The Company agrees that it shall grant to Executive an option to purchase shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the date of grant (the "Options") when a Stock Purchase Plan is authorized and put in place for the Company. The Options shall vest over a stated period of months, and shall be subject to the terms and conditions of a Stock Option Agreement to be entered into by Executive and the Company. The Options shall be qualified to the extent permissible under the Internal Revenue Code, and unqualified as to the balance.

         3.4 In addition to the Base Salary, Executive shall be entitled to all other benefits of employment provided to the other employees of the Company holding comparable positions within the Company, including but not limited to paid vacation, paid health insurance for the Executive, paid life insurance to a maximum of base salary, paid cellular telephone expense for business use, and participation in retirement and investment programs as instituted by the Company.

         3.5 Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement (i) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code and (ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

         3.6 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

4.       DUTIES AND RESPONSIBILITIES.

         4.1 Executive shall, during the Term of this Agreement, devote his full attention and expend his best efforts, energies, and skills, on a full-time basis, to the business of the Company and any corporation controlled by the Company. For purposes of this Agreement, the term the "Company" shall mean the Eran Engineering, Inc.

         4.2 During the Term of this Agreement, Executive shall serve as President and in such other capacity as determined by the Board. Executive shall have such duties as the Board shall from time to time prescribe hereunder. In the performance of all of his responsibilities Executive shall be subject to all of the Company's policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board and shall perform such duties as shall be assigned to him by the Board. In performing such duties, Executive will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board.

         4.3 To induce the Company to enter into this Agreement, Executive represents and warrants to the Company that except as set forth on Schedule 4.3 and excluding affiliates of the Company, (a) Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, (b) Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair Executive's right or ability (i) to enter the employ of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement, and (c) to the best of Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by Executive.

5.       RESTRICTIVE COVENANTS.

         5.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business,
(ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Section 5 are essential to protect the business interests of the Company and that the Company will not enter into this Agreement, but for such agreements and covenants. Accordingly, Executive covenants and agrees as follows:

                  (a) Except as otherwise provided for in this Agreement, during the term of this Agreement, Executive shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) with any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company; provided, however, that Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America.

                  (b) During the term of this  Agreement and for a period of two
(2) years after the termination of this Agreement (the "Termination Period"), Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the twelve (12) month period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in the Company's business.

                  (c) During the term of this Agreement, the Termination Period, if applicable, and thereafter, Executive shall not other than in the performance of his duties disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall Executive make use of any such information for his own benefit. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

                  (d) Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board. Executive hereby assigns to the Company any rights that he may have in any such trade secret or proprietary information.

         5.2 If Executive  breaches,  or threatens to commit a breach of Section
5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  (a) Executive shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to Executive's benefit which are derived or received by Executive or any person or business entity controlled by Executive resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

                  (b) Notwithstanding the provisions of Subsection 5.2 (a) above, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Section 5, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

         5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. The prevailing party under an action or proceeding brought under this Section 5 shall be entitled to recover attorneys' fees and costs related to such action or proceeding.

6.       TERMINATION.

         6.1 The Company may terminate Executive's employment under this Agreement at any time for Cause. "Cause" shall exist for such termination if Executive (i) commits any act of fraud or embezzlement, (ii) commits any material breach of the Restrictive Covenants or any other term of this Agreement, (iii) is convicted of any felony involving an act of dishonesty, moral turpitude, deceit or fraud, (iv) commits any act of dishonesty or misconduct, whether in connection with Executive's responsibilities as an employee of the Company or otherwise, that either materially impairs the Company's business, goodwill or reputation or materially compromises Executive's ability to represent the Company with the public, and which conduct Executive has not cured or altered to the satisfaction of the Board within ten (10) days following written notice by the Board to Executive regarding such conduct, (v) materially fails to perform his duties to the Company after receiving written notice from the Board describing such failure in reasonable detail, (vi) failures to follow directives of the Board.

         6.2 If  the  Company  terminates  Executive's  employment  under   this
Agreement pursuant to the provisions of Section 6.1 hereof, Executive shall not be entitled to receive any compensation following the date of such termination.

         6.3 This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Board based upon a certification of such incapacity by, in the discretion of the Board, either Executive's regularly attending physician or a duly licensed physician selected by the Board, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six (6) consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Board has determined that Executive is permanently incapacitated and so notifies Executive.

         6.4 If Executive's employment is terminated for any reason (whether by Executive or the Company) within ninety (90) days following a "Change in Control of the Company" (as defined below), Executive shall be entitled to the benefits provided in Section 6.5 below. For purposes of this Agreement, a "Change in Control of the Company" shall mean:

                  (a) a merger, consolidation, share exchange or reorganization involving the Company, unless
                           (i)     the stockholders of the  Company  immediately
before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the entity that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; or

                           (ii)     the  individuals  who  were  members  of the
Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3rd) of the members of the board of directors of the Surviving Company unless such members retire or resign from the Board.

                  (b) a complete liquidation or dissolution of the Company; or

                  (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

         6.5 Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive sixty (60) days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Executive's employment under this Agreement is so terminated, the Company shall make a lump sum cash payment to Executive on the date of termination of an amount equal to (i) 6 months pay at base rate, if such termination occurs within the first six (6) months following the Effective Date, plus an additional 2 months pay for every month following such six (6) months following the Effective Date up to a maximum of 12 months pay and (ii) any unreimbursed expenses accruing to the date of termination. The Company shall also continue Executive's benefits through the remainder of the Term and all vested options will have their exercise period extended to 2 years.

         6.6 Executive may terminate his employment hereunder by giving the Company sixty (60) days prior written notice, which termination shall be effective on the 60th day following such notice. Voluntary termination shall not entitle the Executive to receive any compensation following the date of termination.

         6.7 At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company. If the Company requests Executive to leave the Company following notice under Section 6.6, it shall fully compensate Executive (salary and benefits) through the 60th day following the date of Executive's notice.

7.       MISCELLANEOUS.

         7.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon Executive in any sum or sums that it may deem necessary to protect its interests, and Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter this Agreement, Executive represents and warrants to the Company that to the best of his knowledge Executive is insurable at standard (non-rated) premiums.

         7.2 This Agreement is a personal contract, and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of Executive shall be for the sole personal benefit of Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Executive; provided, however, that in the event of the Executive's death, Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to Executive pursuant to, and in accordance with, the terms of this Agreement.

8.       NOTICES.

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         To the Company:
                                 Gateway International Holdings, Inc.
                                 3840 E. Eagle Drive
                                 Anaheim, CA  92807

         To the Executive:
                                 Mr. Erich Thallmayer
                                 27931 Faroles Street
                                 Mission Viejo, CA 92692

9.       ENTIRE AGREEMENT.

         This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the employment of Executive by the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

10.      PARTIAL INVALIDITY.

         If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11.      ATTORNEYS' FEES.

         Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

12.      ARBITRATION.

         The parties agree that any disputes arising under this Agreement may be resolved at Executive's option in as expeditious a manner as possible through binding arbitration administered by the American Arbitration Association in the County of Orange, California, or such other place which is mutually agreed upon by the parties. Further, the parties hereby waive any objection based on personal jurisdiction, venue or forum non conveniens in any arbitration or action brought under this paragraph. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

         Notwithstanding the first paragraph of this Section, any dispute involving an amount that is less than or equal to the maximum jurisdictional amount for small claims court, as may be amended, shall be brought in the small claims court for the County of Orange, State of California, or such other place which is mutually agreed upon by the parties.

13.      GOVERNING LAW.

         This Agreement will be governed by and construed in accordance with the laws of the State of California.

14.      BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

15.      WAIVER.

         No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

16.      CORPORATE APPROVALS.

         The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                                    GATEWAY
INTERNATIONAL HOLDINGS, INC.


                                    By:  /s/ Lawrence A. Consalvi
                                       -----------------------------------------

                                    Name: Lawrence A. Consalvi

                                    Its:  Chief Executive Officer


                                    ERICH THALLMAYER


                                        ----------------------------------------

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 1, 2003 (the "Effective Date") by and between Eran Engineering, Inc., a California corporation (the "Company") a wholly-owned subsidiary of Gateway International Holdings, Inc., a Nevada corporation and Hans Thallmayer (the "Executive"), under the following terms and conditions:


                                    RECITALS:

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which (i) the Company shall employ Executive, (ii) Executive shall render services to the Company, and (iii) the Company shall compensate Executive for such services;

         WHEREAS, in connection with the employment of Executive by the Company, the Company desires to restrict Executive's right to compete with the business of the Company; and

         WHEREAS, the Company desires to employ the Executive as Operating Manager and Chief Executive Officer and the Executive desires to accept such employment.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT.

         The Company hereby employs Executive and Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

2.       TERM.

         2.1 The term of this Agreement (the "Term") shall be for a period commencing on the Effective Date of this Agreement and shall continue for a period of one (1) years from the date thereof, unless sooner terminated as provided in Section 6. This one (1) year period, as the same may be extended or terminated pursuant hereto, is hereinafter referred to as the "Term."

         2.2 For purposes of extending the term of the relationship between the Company and Executive, the parties agree to enter into good faith negotiations within sixty (60) days prior to the end of the Term. In the event that the parties are unable to reach an agreement by the end of the Term, this Agreement shall be automatically terminated one year from the Effective Date.

3.       COMPENSATION.

         3.1 For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Ninety Thousand Dollars ($90,000) per annum in equal installments (the "Base Salary") through the Company's normal payroll processing. The amount of the Base Salary may be increased at any time and from time to time by the approval of the Board. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

         3.2 In addition to the Base Salary, Executive shall be entitled to all other benefits of employment provided to the other employees of the Company holding comparable positions within the Company, including but not limited to paid vacation, paid health insurance for the Executive, paid life insurance to a maximum of base salary, paid cellular telephone expense for business use, and participation in retirement and investment programs as instituted by the Company.

         3.3 Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement (i) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code and (ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

         3.4 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

4.       DUTIES AND RESPONSIBILITIES.

         4.1 Executive shall, during the Term of this Agreement, devote his full attention and expend his best efforts, energies, and skills, on a full-time basis, to the business of the Company and any corporation controlled by the Company. For purposes of this Agreement, the term the "Company" shall mean the Eran Engineering, Inc.

         4.2 During the Term of this Agreement, Executive shall serve as Operations Manager. Executive shall have such duties, as management shall from time to time prescribe hereunder. In the performance of all of his responsibilities Executive shall be subject to all of the Company's policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board and shall perform such duties as shall be assigned to him by the Board. In performing such duties, Executive will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board.

         4.3 To induce the Company to enter into this Agreement, Executive represents and warrants to the Company that except as set forth on Schedule 4.3 and excluding affiliates of the Company, (a) Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, (b) Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair Executive's right or ability (i) to enter the employ of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement, and (c) to the best of Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by Executive.

5.       RESTRICTIVE COVENANTS.

         5.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business,
(ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Section 5 are essential to protect the business interests of the Company and that the Company will not enter into this Agreement, but for such agreements and covenants. Accordingly, Executive covenants and agrees as follows:

                  (a) Except as otherwise provided for in this Agreement, during the term of this Agreement, Executive shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) with any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company; provided, however, that Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America.

                  (b) During the term of this  Agreement and for a period of two
(2) years after the termination of this Agreement (the "Termination Period"), Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the twelve (12) month period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in the Company's business.

                  (c) During the term of this Agreement, the Termination Period, if applicable, and thereafter, Executive shall not other than in the performance of his duties disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall Executive make use of any such information for his own benefit. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

                  (d) Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board. Executive hereby assigns to the Company any rights that he may have in any such trade secret or proprietary information.

         5.2 If Executive  breaches,  or threatens to commit a breach of Section
5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  (a) Executive shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to Executive's benefit which are derived or received by Executive or any person or business entity controlled by Executive resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

                  (b) Notwithstanding the provisions of Subsection 5.2 (a) above, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Section 5, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

         5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. The prevailing party under an action or proceeding brought under this Section 5 shall be entitled to recover attorneys' fees and costs related to such action or proceeding.

6.       TERMINATION.

         6.1 The Company may terminate Executive's employment under this Agreement at any time for Cause. "Cause" shall exist for such termination if Executive (i) commits any act of fraud or embezzlement, (ii) commits any material breach of the Restrictive Covenants or any other term of this Agreement, (iii) is convicted of any felony involving an act of dishonesty, moral turpitude, deceit or fraud, (iv) commits any act of dishonesty or misconduct, whether in connection with Executive's responsibilities as an employee of the Company or otherwise, that either materially impairs the Company's business, goodwill or reputation or materially compromises Executive's ability to represent the Company with the public, and which conduct Executive has not cured or altered to the satisfaction of the Board within ten (10) days following written notice by the Board to Executive regarding such conduct, (v) materially fails to perform his duties to the Company after receiving written notice from the Board describing such failure in reasonable detail, (vi) failures to follow directives of the Board.

         6.2 If  the   Company  terminates  Executive's  employment  under  this
Agreement pursuant to the provisions of Section 6.1 hereof, Executive shall not be entitled to receive any compensation following the date of such termination.

         6.3 This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Board based upon a certification of such incapacity by, in the discretion of the Board, either Executive's regularly attending physician or a duly licensed physician selected by the Board, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six (6) consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Board has determined that Executive is permanently incapacitated and so notifies Executive.

         6.4 If Executive's employment is terminated for any reason (whether by Executive or the Company) within ninety (90) days following a "Change in Control of the Company" (as defined below), Executive shall be entitled to the benefits provided in Section 6.5 below. For purposes of this Agreement, a "Change in Control of the Company" shall mean:

                  (a) a merger, consolidation, share exchange or reorganization involving the Company, unless

                      (i) the stockholders of the Company immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the entity that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange or reorganization; or

                      (ii) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3rd) of the members of the board of directors of the Surviving Company unless such members retire or resign from the Board.

                  (b) a  complete  liquidation or dissolution of the Company; or

                  (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

         6.5 Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive sixty (60) days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Executive's employment under this Agreement is so terminated, the Company shall make a lump sum cash payment to Executive on the date of termination of an amount equal to (i) 6 months pay at base rate, if such termination occurs within the first six (6) months following the Effective Date, plus an additional 2 months pay for every month following such six (6) months following the Effective Date up to a maximum of 12 months pay and (ii) any unreimbursed expenses accruing to the date of termination. The Company shall also continue Executive's benefits through the remainder of the Term and all vested options will have their exercise period extended to 2 years.

         6.6 Executive may terminate his employment hereunder by giving the Company sixty (60) days prior written notice, which termination shall be effective on the 60th day following such notice. Voluntary termination shall not entitle the Executive to receive any compensation following the date of termination.

         6.7 At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company. If the Company requests Executive to leave the Company following notice under Section 6.6, it shall fully compensate Executive (salary and benefits) through the 60th day following the date of Executive's notice.

7.       MISCELLANEOUS.

         7.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon Executive in any sum or sums that it may deem necessary to protect its interests, and Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter this Agreement, Executive represents and warrants to the Company that to the best of his knowledge Executive is insurable at standard (non-rated) premiums.

         7.2 This Agreement is a personal contract, and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of Executive shall be for the sole personal benefit of Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Executive; provided, however, that in the event of the Executive's death, Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to Executive pursuant to, and in accordance with, the terms of this Agreement.

8.       NOTICES.

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         To the Company:
                                  Gateway International Holdings, Inc.
                                  3840 E. Eagle Drive
                                  Anaheim, CA  92807

         To the Executive:
                                  Mr. Hans Thallmayer
                                  31012 Paseo Valencia
                                  San Juan Capistrano, CA 92675


9.       ENTIRE AGREEMENT.

         This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the employment of Executive by the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

10.      PARTIAL INVALIDITY.

         If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11.      ATTORNEYS' FEES.

         Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

12.      ARBITRATION.

         The parties agree that any disputes arising under this Agreement may be resolved at Executive's option in as expeditious a manner as possible through binding arbitration administered by the American Arbitration Association in the County of Orange, California, or such other place which is mutually agreed upon by the parties. Further, the parties hereby waive any objection based on personal jurisdiction, venue or forum non conveniens in any arbitration or action brought under this paragraph. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

         Notwithstanding the first paragraph of this Section, any dispute involving an amount that is less than or equal to the maximum jurisdictional amount for small claims court, as may be amended, shall be brought in the small claims court for the County of Orange, State of California, or such other place which is mutually agreed upon by the parties.

13.      GOVERNING LAW.

         This Agreement will be governed by and construed in accordance with the laws of the State of California.

14.      BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

15.      WAIVER.

         No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

16.      CORPORATE APPROVALS.

         The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


                                     GATEWAY INTERNATIONAL HOLDINGS, INC.


                                     By:  /s/ Lawrence A. Consalvi
                                         ----------------------------------

                                     Name: Lawrence A. Consalvi

                                     Its:  Chief Executive Officer


                                     HANS THALLMAYER





                                     --------------------------------------

                                  SCHEDULE 3.7


         On March 17, 2003 the Company was served a complaint filed by Daniel Lennert and Laura Stearman, the former owners and current executive officers of Bechler Cams, Inc. ("BCI"), the Company's wholly-owned subsidiary which was acquired in a merger transaction which became effective on November 15, 2002. The complaint, which was filed in the Superior Court of California for the County of Orange as Case No. 03CC04435, which seeks, among other claims, to rescind the merger in order to return BCI to the plaintiffs, and other monetary relief. The complaint also names as defendants the executive officers of the Company, E.M. Tool Company, Inc. (a wholly-owned subsidiary of the Company), as well as naming the Securities and Exchange Commission ("S.E.C.") as a defendant. The S.E.C. has removed the action to the United States District Court for the Central District of California, as Case No. SA CV 03-367 AHS (MLGx). The S.E.C. has also filed a motion to dismiss the complaint as to the S.E.C., which motion is pending hearing and ruling. The Company disputes and has denied, by filed pleadings, the claims alleged by the BCI related parties, which allegations the Company contends are without merit and based on misstatements and false characterizations of fact and law. Company has engaged independent counsel and intends to vigorously defend against the BCI claims. In addition, the Company has filed a cross-complaint against BCI and its officers, seeking damages and other relief. The officers of BCI have refused, despite the Company's requests, to deliver to the Company BCI's financial information for the quarter ended March 31, 2003, thereby preventing the Company from timely filing its Form 10-QSB for the quarter then ended. The Company intends to take appropriate and prompt legal action to secure such records, so that the Form 10-QSB can be filed.




















                                  SCHEDULE "D"
                                  ------------
                                       D-1



                                        1